Exhibit 99.1
For Immediate Release
Contact:
Steven Markhoff
Kitty Hawk, Inc.
972-456-2328
Kitty Hawk, Inc. and Its Subsidiaries to Restructure Operations
•	Kitty Hawk Secures DIP Financing

•	All Air and Ground Networks Open for Business as Usual — i.e. No Change in Service

•	Will fund operations, including employee salaries and benefits, owner-operators and post-petition vendor payments during the reorganization process
Dallas, Texas, October 15, 2007 — Kitty Hawk, Inc. (AMEX: KHK) and all of its wholly-owned subsidiaries Kitty Hawk Cargo, Inc., Kitty Hawk Ground, Inc., Kitty Hawk Aircargo, Inc. and KH Ground, Inc. (collectively, the “Company”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filing, which was made in U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division, is part of the Company’s efforts to address financial challenges and identify a strategic or financial investor.
In addition, the Company filed a variety of “first day motions” to support its employees, vendors, customers and other stakeholders; to obtain interim financing authority and maintain existing cash management programs; to retain legal and other professionals; to support the Company’s reorganization case; and for other relief.
Kitty Hawk has taken this action after determining that reorganizing under Chapter 11 is in the best long-term interests of the Company, its employees, customers, creditors, business partners and other stakeholders. During this process, the Company intends to:
•	Operate all of its air and ground networks and conduct business as usual

•	Pay critical vendors and owner-operator contractors

•	Pay “post-petition” vendors, suppliers and other business partners for goods and services provided

•	Continue to pay employees’ wages and salaries, offering the same medical, dental, life insurance, disability and other benefits

•	Continue its efforts to address financial challenges through a restructuring transaction

About Kitty Hawk, Inc.
www.kittyhawkcompanies.com

A recognized leader in customer service, Kitty Hawk is the premier provider of guaranteed, mission-critical, overnight air, second-morning air and expedited ground freight transportation with door to door delivery options to major business centers, international freight gateways and surrounding communities throughout North America, including: Alaska; Hawaii; Toronto and Vancouver, Canada; and Puerto Rico. Kitty Hawk’s scheduled freight network and award-winning guaranteed overnight air or expedited ground products are ideal for heavy-weight (over 150 lbs.) high-value or high-security freight, special goods with unique dimensions, perishables, animals and/or other shipments requiring special handling. With more than 30 years experience in the aviation and air freight industries, Kitty Hawk plays a key connecting role in the global supply chain. Kitty Hawk serves the logistics needs of more than 1,000 freight forwarders, integrated carriers, domestic and international airlines and logistics companies with its extensive integrated air and ground network, fleet of reliable Boeing 737-300SF and 727-200 cargo aircraft, as well as a 240,000 square-foot cargo warehouse, U.S. Customs clearance and sort facility at its Fort Wayne, Indiana hub. Kitty Hawk launched its coast-to-coast and border-to-border expedited ground network in late 2005 and, through its wholly-owned subsidiary, Kitty Hawk Ground, acquired the majority of the assets of Air Container Transport (ACT), the dominant expedited airport-to-airport freight trucking company operating primarily along the West Coast, from southwestern Canada to San Diego.
Statement under the Private Securities Litigation Reform Act:
This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial and operating performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “intends,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: economic conditions; the impact of high fuel prices; our inability to successfully reorganize pursuant to Chapter 11 of the Bankruptcy Code; our inability to successfully implement and operate our expanded scheduled airport-to-airport expedited ground freight network; failure of key suppliers and vendors to perform; our inability to attract sufficient customers at economical prices for our air network or ground network; unforeseen increases in liquidity and working capital requirements related to our air and ground network; potential competitive responses from other operators of nationwide airport-to-airport ground freight networks; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the Company’s significant lease obligations and indebtedness; the competitive environment and other trends in the Company’s industry; changes in laws and regulations; changes in the Company’s operating costs including fuel; changes in the Company’s business plans; interest rates and the availability of financing; limitations upon financial and operating flexibility due to the terms of our revolving facility; liability and other claims asserted against the Company; labor disputes; the Company’s ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or events described in any forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this release to conform them to actual results.